Exhibit 99.1

VICORP Restaurants, Inc. Announces

Third Quarter 2007 Results

DENVER, CO (August 28, 2007) — VICORP Restaurants, Inc., today announced financial results for its fiscal third quarter ended July 12, 2007.  Net revenues for the third quarter of 2007 were $106.9 million, a 1.4% increase from net revenues of $105.4 million reported in the third quarter of 2006. The increase in the net revenues resulted from a 13.1% increase in manufacturing sales to third parties as well as sales at the 11 new restaurants, net of closures, opened since the end of the third quarter of 2006.  Comparable restaurant sales for the third quarter of 2007 declined 3.2% versus the previous year’s third quarter.  Comparable restaurant sales for Village Inn and Bakers Square decreased 2.3% and 4.0%, respectively.  The same unit restaurant sales declines were directly a result of lower guest entrée counts in both concepts during the quarter, driven by numerous factors, including increased competition within the markets in which the concepts operate and increased cost-consciousness within the mid-scale family dining segment. The net loss for the third quarter of 2007 was $5.7 million versus net loss of $0.6 million in the comparable period of 2006.  Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the third quarter of 2007 was $5.9 million versus $11.3 million for the third quarter of 2006.

Operating profit was $1.0 million in the third quarter of 2007 versus operating profit of $5.4 million in the third quarter of 2006, principally due to lower restaurant operating profit.  Food cost as a percentage of restaurant sales was higher at 26.9% in the third quarter of 2007 versus 25.0% in the comparable period of 2006, primarily due to commodity cost increases, including the cost of eggs and vegetables throughout the quarter, as well as due to the impact of certain food quality upgrades and new product initiatives introduced at Bakers Square throughout 2007 to-date.  Excluding the impact of the upgrades and new products, base food commodity costs increased approximately 6.2% in the third quarter of 2007 over the comparable quarter of 2006.  Labor costs as a percentage of restaurant sales increased to 35.2% in 2007 versus 33.4% in the comparable quarter of 2006, principally due to negative leverage associated with fixed labor components during a quarter of same store sales decline and certain state minimum wage increases.  Other operating expenses increased by 0.6 pts as a percentage of restaurant sales primarily due to increased occupancy expenses in the third quarter of 2007, due to the negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales, as well as higher percentage occupancy costs associated with the immature newly opened restaurants and the impact of lease accounting changes on certain restaurants due to the changes in depreciable life effected in the third quarter of 2006.

During the third quarter of 2007, the Company opened one new Village Inn restaurant in an existing market which brings the total year-to-date openings to nine Village Inn restaurants.  No additional new restaurant openings are planned for the current fiscal year.  Year-to-date, capital expenditures were $8.0 million.  Capital expenditures for fiscal 2007 across all expenditure areas currently are projected at approximately $11 million.

Year-to-date net revenues through the third quarter of 2007 were $336.0 million, an increase of 3.8% over the $323.7 million reported in 2006, primarily due to the 43.0% year-to-date increase in manufacturing sales to third parties, as well as incremental sales at the 11 net newly opened restaurants since the end of the third quarter of fiscal 2006.  Comparable restaurant sales for fiscal 2007 declined 3.5% versus fiscal 2006.  Comparable restaurant sales for Village Inn decreased 2.3%, while Bakers Square comparable restaurant sales decreased 4.7%.  Net loss for the year-to-date through the third quarter 2007 was $14.2 million versus $1.8 million in the comparable period in 2006.  Adjusted EBITDA was $22.1 million for year-to-date 2007, versus $35.0 million for year-to-date 2006.

A further decline in trailing Adjusted EBITDA could limit the Company’s access to borrowings for working capital and capital expenditure funds under the Company’s senior secured credit facility.  Additionally, as the Company is required to maintain agreed upon levels of trailing Adjusted EBITDA, declines in Adjusted EBITDA increase the risk of a future breach of the Company’s obligations under its senior secured credit facility.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our third quarter of fiscal 2007 and fiscal 2006 were both comprised of 12 weeks, or 84 days.  Fiscal 2007 and fiscal 2006 consist of 52 weeks, or 364 total days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Tuesday, August 28, 2007 at 1:00 p.m. Eastern Standard Time.  The conference call can be accessed by dialing 1-866-564-7444, Conference Code 4702595.  A recording of the conference call will be available after 7:00 p.m. Eastern Standard Time August 29, 2007 by dialing 1-888-203-1112 and entering pass code 4702595.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of August 28, 2007, VICORP, founded in 1958, has 409 restaurants in 25 states, consisting of 316 company-operated restaurants and 93 franchised restaurants. Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

(In thousands)

	84 days ended		252 days ended
	July 12,	July 13,	July 12,	July 13,
	2007	2006	2007	2006

Revenues:
Restaurant operations	$97,097	$96,626	$301,892	$298,868
Franchise operations	1,167	1,166	3,501	3,497
Manufacturing operations	8,640	7,641	30,649	21,364
Total revenues	106,904	105,433	336,042	323,729

Costs and expenses:
Restaurant costs:
Food	26,162	24,194	81,330	76,936
Labor	34,141	32,227	103,601	98,501
Other operating expenses	29,317	28,646	90,325	87,267
Franchise operating expenses	496	502	1,453	1,488
Manufacturing operating expenses	8,435	7,381	30,350	21,166
General and administrative expenses	7,057	6,737	20,712	19,835
Loss on disposition of assets	56	159	466	336
Employee severance	118	—	618	—
Assets impairment	—	—	1,555	821
Management fees — related party	196	196	588	588

Operating profit	926	5,391	5,044	16,791

Interest expense	(6,648)	(6,990)	(19,814)	(21,019)
Other income, net	59	343	589	627
Loss before income taxes	(5,663)	(1,256)	(14,181)	(3,601)
Income tax benefit	—	(675)	—	(1,795)

Net loss	(5,663)	(581)	(14,181)	(1,806)

Preferred stock dividends and accretion	(1,907)	(2,322)	(6,755)	(6,749)

Net loss attributable to common stockholders	$(7,570)	$(2,903)	$(20,936)	$(8,555)

Note: In the fourth quarter of 2006 we changed the classification of certain expenses related to our manufacturing operations to be more consistent with industry practice.  Fiscal 2006 results have been re-classified to be consistent with this presentation.

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA/EBITDAR

 (Unaudited)

(In thousands)

	84 days ended		252 days ended
	July 12,	July 13,	July 12,	July 13,
	2007	2006	2007	2006

Net loss	$(5,663)	$(581)	$(14,181)	$(1,806)
Income tax benefit	—	(675)	—	(1,795)
Interest expense	6,648	6,990	19,814	21,019
Depreciation & amortization	4,593	5,131	13,823	15,471
EBITDA	5,578	10,865	19,456	32,889
Adjustments to EBITDA:
Loss on disposition of assets	56	159	466	336
Asset impairments	—	—	1,555	821
Amortization of rent related adjustments (a)	240	281	574	949
Total Adjustments	296	440	2,595	2,106
ADJUSTED EBITDA	$5,874	$11,305	$22,051	$34,995
Net rent expense	6,305	5,294	18,634	14,867
ADJUSTED EBITDAR	$12,179	$16,599	$40,685	$49,862

(a)             Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	July 12, 2007	November 2, 2006

ASSETS
Current assets:
Cash and cash equivalents	$2,464	$1,938
Receivables, net	7,108	12,497
Inventories	14,325	16,459
Deferred income taxes, short-term	2,360	2,387
Prepaid expenses and other current assets	4,523	4,476
Prepaid rent	1,960	2,459
Income tax receivable	302	1,180
Total current assets	33,042	41,396

Property and equipment, net	87,001	94,234
Assets under deemed landlord financing liability, net	98,207	99,884
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	9,591	10,071
Deferred income taxes	2,650	2,623
Other non-current assets, net	11,197	12,553
Total assets	$376,169	$395,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$1,147	$847
Unpresented checks	4,705	7,363
Accounts payable	14,031	15,931
Accrued compensation	8,251	8,170
Accrued taxes	8,618	7,049
Build-to-suit liability	—	2,549
Other accrued expenses	15,756	12,175
Total current liabilities	52,508	54,084

Long-term debt, net of current maturities	149,286	153,181
Capitalized lease obligations, net of current maturities	225	140
Deemed landlord financing liability	108,760	108,033
Other non-current liabilities	16,372	15,402
Total liabilities	327,151	330,840

Stock subject to repurchase	489	1,055

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,396 shares issued and outstanding at July 12, 2007 and 68,943 shares issued and outstanding November 2, 2006, respectively (aggregate liquidation preference of $104,179 and $97,971, respectively)	105,804	98,501
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,271,928 shares issued and outstanding at July 12, 2007 and 1,361,753 shares issued and outstanding November 2, 2006, respectively	—	—
Paid-in capital	2,465	2,446
Treasury stock, at cost 2,466.54 shares of preferred stock and 249,395 shares of common stock at July 12, 2007 and at cost 1,371.87 shares of preferred stock and 140,490 shares of common stock November 2, 2006, respectively	(2,261)	(1,057)
Accumulated deficit	(57,479)	(36,543)
Total stockholders’ equity	48,529	63,347
Total liabilities and stockholders’ equity	$376,169	$395,242